UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1700 West Loop South, Suite 1500

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

Senior management of Cornell Companies, Inc. (the “Company”) will review the attached presentation (the “Investor Presentation”) at various investor presentations.  A copy of the Investor Presentation will be posted on the Company’s website, www.cornellcompanies.com, under “Investor Relations”.   The Investor Presentation is divided into the following major components:   (i) Cornell Overview, (ii) Industry Highlights, (iii) Cornell Growth Strategy, (iv) Financial Review, and (v) Appendix.  The Investor Presentation includes a discussion of EBITDA, which is a non-GAAP financial measure defined in the Investor Presentation.   EBITDA is reconciled to net income/(loss), its most directly comparable GAAP measure, in the financial table included in the Appendix to the Investor Presentation (the “Reconciliation Information”).  A copy of the Investor Presentation (including the Reconciliation Information) is attached to this report as Exhibit 99.1 and is incorporated by reference into this Item 7.01.  In accordance with General Instruction B.2 to the Form 8-K, the information under this Item 7.01 and the Investor Presentation attached to this Form 8-K as Exhibit 99.1 shall be deemed to be “furnished” to the SEC and not deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section.  Statements made in the Investor Presentation regarding the Company, its expected future earnings, operations, strategic direction, and any other statements that are not historical facts are forward-looking statements within the meaning of applicable securities laws and thus are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  See “Forward-Looking Statements and Non-GAAP Measures” included in the front part of the Investor Presentation.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Investor Presentation (including the Reconciliation Information)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: August 7, 2009

	By:	/s/ Cathryn L. Porter
Cathryn L. Porter
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Investor Presentation (including the Reconciliation Information)